Exhibit 10.4

Central Pacific Financial Corp.
2023 Stock Compensation Plan

Notice of Restricted Stock Unit Grant

This Notice of Restricted Stock Unit Grant (“Notice”) is to notify you that you have been granted Restricted Stock Units of Central Pacific Financial Corp. under the Central Pacific Financial Corp. 2023 Stock Compensation Plan (the “Plan”) with the following terms:

Name of Participant:	Date of Grant:

Number of Restricted Stock Units Granted:

Vesting Dates:

Shares Vesting
Vesting Dates*	% of Shares	# of Shares

100%

*Vesting Date will be the next business day if the date noted above falls on a weekend or holiday.

For the entire grant, vesting is time-based, wherein shares vest evenly over a __-year period in accordance with the above schedule.
The Restricted Stock Units are granted under and governed by the terms and conditions of the Plan and the Restricted Stock Unit Agreement (the “Agreement”), both of which are included with this Notice.

By your accepting this grant, you agree that the terms and conditions of the Plan and the Agreement govern this grant.

I, the above-referenced Participant hereby accept this grant, and acknowledge and agree that this grant shall be subject to the terms and conditions of the Plan and the Agreement.

Signature                            Date

Please sign and date this document no later than [date].